                                                                     Exhibit 4
                                                                     ---------

                                                                EXECUTION COPY



==============================================================================








                              WARRANT AGREEMENT


                                   Between


                                SOLUTIA INC.


                                     and


                                HSBC BANK USA
                                     as
                                Warrant Agent


                              ----------------


                          Dated as of July 9, 2002






==============================================================================

                              TABLE OF CONTENTS
                              -----------------

                                                                           Page
                                                                           ----

SECTION 1.   Appointment of Warrant Agent....................................4

SECTION 2.   Warrant Certificates............................................4

SECTION 3.   Execution of Warrant Certificates...............................5

SECTION 4.   Registration and Countersignature...............................5

SECTION 5.   Transfer and Exchange of Warrants...............................5

SECTION 6.   Registration of Transfers and Exchanges.........................6

             (a)    Transfer and Exchange of Warrants........................6
             (b)    Restrictions on Transfer of a Definitive Warrant for a
                      Beneficial Interest in a Global Warrant................7
             (c)    Transfer or Exchange of Global Warrants..................8
             (d)    Transfer or Exchange of a Beneficial Interest in a
                      Global Warrant for a Definitive Warrant................8
             (e)    Restrictions on Transfer or Exchange of Global Warrants..9
             (f)    Countersignature of Definitive Warrants in Absence
                      of Depositary.........................................10
             (g)    Cancellation or Adjustment of a Global Warrant..........10
             (h)    Legends.................................................10
             (i)    Obligations with Respect to Transfers and Exchanges
                      of Definitive and Global Warrants.....................11

SECTION 7.   Terms of Warrants; Exercise of Warrants........................11

SECTION 8.   Payment of Taxes...............................................14

SECTION 9.   Rules 144 and 144A.............................................14

SECTION 10.  Mutilated or Missing Warrant Certificates......................14

SECTION 11.  Reservation of Warrant Shares..................................14

SECTION 12.  Obtaining Stock Exchange Listings..............................15

SECTION 13.  Adjustment of Exercise Rate and Exercise Price.................15

             (a)    Adjustment for Change in Capital Stock..................15

             (b)    Adjustment for Certain Sales of Common Stock Below
                      Current Market Value..................................16
             (c)    Adjustment upon Certain Distributions...................18
             (d)    Notice of Adjustment....................................20
             (e)    Reorganization of Company; Fundamental Transaction......20
             (f)    Other Events............................................21
             (g)    Company Determination Final.............................21
             (h)    Warrant Agent's Adjustment Disclaimer...................21
             (i)    Specificity of Adjustment...............................21
             (j)    Voluntary Adjustment....................................21
             (k)    Multiple Adjustments....................................22
             (l)    When De Minimis Adjustment May Be Deferred..............22
             (m)    Amendments of the Certificate of Incorporation..........22

SECTION 14.  Fractional Interests...........................................22

SECTION 15.  Notice of Certain Distributions; Certain Rights................22

SECTION 16.  Notices to the Company and Warrant Agent.......................23

SECTION 17.  Supplements and Amendments.....................................23

SECTION 18.  Concerning the Warrant Agent...................................24

SECTION 19.  Change of Warrant Agent........................................26

SECTION 20.  Identity of Transfer Agent.....................................27

SECTION 21.  SEC Reports and Other Information..............................27

SECTION 22.  Successors.....................................................28

SECTION 23.  Termination....................................................28

SECTION 24.  Governing Law..................................................28

SECTION 25.  Benefits of This Agreement.....................................28

SECTION 26.  Counterparts...................................................28

Exhibit A         Common Stock Purchase Warrant of Solutia Inc.
Exhibit B(1)      Global Warrant Legend
Exhibit B(2)      Unit Legend
Exhibit C         Certificate to be Delivered upon Exchange or
                    Registration of Transfer of Warrants
Exhibit D         Form of Transferee Letter of Representation in
                    Connection with Transfers to Institutional
                    Accredited Investors
Exhibit E         Form of Transferee Letter of Representation in
                    Connection with Transfers Pursuant to Regulation S

                  WARRANT AGREEMENT (the "Agreement"), dated as of July 9,
                                          ---------
2002, between SOLUTIA INC., a Delaware corporation (together with any successors and assigns, the "Company"), and HSBC BANK USA, a banking
                             -------
corporation and trust company organized under the laws of the State of New York, as warrant agent (with any successor warrant agent, the "Warrant Agent").
                                                               -------------

                  A.       Pursuant to a purchase agreement (the "Purchase
                                                                  --------
Agreement") dated July 2, 2002 among the Company, SOI Funding Corp., a
---------
Delaware Corporation ("Funding Corp.," and together with the Company, the
                       ------------
"Unit Issuers"), the Guarantors named therein (the "Guarantors"), and
 ------------                                       ----------
Salomon Smith Barney Inc. and Banc of America Securities LLC, as representatives of the Initial Purchasers, the Unit Issuers have agreed to sell to the Initial Purchasers 223,000 units (the "Units"), each consisting
                                                   -----
of (i) $1,000 face amount of 11.25% Senior Secured Notes due 2009 (the "Notes") of Funding Corp. and (ii) one warrant (collectively, the
 -----
"Warrants"), each Warrant initially entitling the holder thereof to purchase
 --------
24.814 shares of Common Stock (as defined herein) of the Company at the Exercise Price (as defined herein).

                  B. The Notes and the Warrants comprising the Units shall not be separately transferable before the Assumption Date (as defined herein) and thereafter only on such date as shall constitute the Separation Date (as defined herein).

                  C. The holders of the Warrants are entitled to the benefits of a Warrant Registration Rights Agreement dated as of July 9, 2002 by and between the Company and the Initial Purchasers (the "Warrant
                                                            -------
Registration Rights Agreement").
-----------------------------

                  D. The Company desires the Warrant Agent as warrant agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, canceled, replaced and exercised.

                  NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company and the Warrant Agent hereby agree as follows:

                  Defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified below. Certain additional terms are set forth elsewhere in this Agreement. Any reference to any section of applicable law shall be deemed to include successor provisions thereto.

                  "Affiliate" has the meaning given to it in the Indenture.
                   ---------

                  "Assumption Date" means the date of the consummation of
                   ---------------
the Solutia Assumption.

                  "Business Day" means any day that is not a Saturday,
                   ------------
Sunday or a day on which banking institutions in New York are authorized or required by law to be closed.

                  "Capital Stock" means, with respect to any Person, any and
                   -------------
all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

                  "class" means, when referring to any Capital Stock, any
                   -----
class or series of such Capital Stock.

                  "Clearstream" means Clearstream Banking, Societe Anonyme,
                   -----------
Luxembourg.

                  "Common Stock" means the Common Stock of the Company, par
                   ------------
value $0.01 per share.

                  "Convertible Security" means any securities convertible or
                   --------------------
exercisable or exchangeable into Common Stock of the Company of the same class as Warrant Shares, whether outstanding on the Issue Date or thereafter issued.

                  "Direct Participant" means, with respect to the Depositary
                   ------------------
(as defined in Section 2), Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

                  "Escrow Agreement" means the escrow and pledge agreement
                   ----------------
dated July 9, 2002 among Funding Corp., the Company, the Trustee and Citibank, N.A. as securities intermediary and escrow agent.

                  "Escrow Funds" has the meaning given to it in the Escrow
                   ------------
Agreement.

                   "Euroclear" means Morgan Guaranty Trust Company of New
                   ----------
York, Brussels office, as operator of the Euroclear System.

                  "Exchange Act" means the Securities Exchange Act of 1934,
                   ------------
as amended.

                  "Exchange Offer Registration Statement" means the
                   -------------------------------------
registration statement to be filed by the Company and the Guarantors under the Securities Act with respect to the exchange of the Notes for Exchange Securities (as defined in the Notes Registration Rights Agreement).

                  "Guarantors" means Monchem International, Inc., Monchem,
                   ----------
Inc., Solutia Systems, Inc., CPFilms Inc. and any other subsidiary of the Company that guarantees the Company's obligations under the Company's credit agreement that is to be amended, restated or entered into concurrently with the Solutia Assumption.

                  "Indenture" means the indenture dated as of July 9, 2002
                   ---------
between Funding Corp. and the Trustee, relating to the Notes.

                  "Independent Financial Expert" means a nationally
                   ----------------------------
recognized independent investment banking, appraisal or accounting firm.

                  "Indirect Participant" means a person who holds a
                   --------------------
beneficial interest in a Global Warrant (as defined in Section 2) through a Direct Participant.

                  "Initial Purchasers" means Salomon Smith Barney Inc., Banc
                   ------------------
of America Securities LLC, J.P. Morgan Securities Inc., Banc One Capital Markets, Inc., HSBC Securities (USA), Inc., U.S. Bancorp Piper Jaffray Inc. and SG Cowen Securities Corporation.

                  "Issue Date" means July 9, 2002, the date of the
                   ----------
Indenture.

                  "Notes Registration Rights Agreement" means the
                   -----------------------------------
Registration Rights Agreement dated as of July 9, 2002 among the Company, the Guarantors and the Initial Purchasers relating to the registration of the Notes.

                  "One Year Restricted Period" means the one year
                   --------------------------
"distribution compliance period" as defined in rule 902(f) of Regulation S.

                  "Person" means any individual, corporation, limited
                   ------
liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "SEC" means the Securities and Exchange Commission.
                   ---

                  "Securities Act" means the Securities Act of 1933, as
                   --------------
amended.

                  "Separation Date" means the earliest to occur of:
                   ---------------
(1) 150 days after the Assumption Date; (2) the date on which a registration statement for a registered exchange offer with respect to the Notes is declared effective under the Securities Act; (3) the date a shelf registration statement with respect to the Notes or the Warrants is declared effective under the Securities Act; (4) such date on or after the Assumption Date as Salomon Smith Barney Inc. and Banc of America Securities LLC in their sole discretion shall determine; and (5) the date on which an Event of Default (as defined in the Indenture) has occurred or, in the event of a Change of Control (as defined in the Indenture), the date the Company mails the requisite notice to the Holders.

                  "Solutia Assumption" has the meaning given to it in the
                   ------------------
Indenture.

                  "Time of Determination" means (i) in the case of any
                   ---------------------
distribution of securities or other property to existing shareholders to which Section 13(b) or 13(c) applies, the time and date of the determination of shareholders entitled to receive such securities or property or (ii) in the case of any other issuance and sale to which Section 13(b) or 13(c) applies, the time and date of such issuance or sale.

                  "Trustee" means HSBC Bank USA, the trustee under the
                   -------
Indenture.

                  "Warrant Shares" means the shares of Common Stock issuable
                   --------------
upon exercise of Warrants from time to time.

                  SECTION 1. Appointment of Warrant Agent. The Company
                             ----------------------------
hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

                  SECTION 2. Warrant Certificates. (a) The certificates
                             --------------------
representing the Warrants ("Warrant Certificates") will initially be issued
                            --------------------
in the form of one or more registered global warrants (the "Global Warrants") substantially in the form of Exhibit A attached hereto, which
                                        ---------
shall be deposited with the Warrant Agent, as custodian for the Depositary (as defined below), and registered in the name of DTC (as defined below) or the nominee of DTC for credit to the accounts of DTC's Direct and Indirect Participants. Any Global Warrants to be delivered pursuant to this Agreement shall bear the legend set forth in Exhibit B(1) attached hereto. The Global
                                   ------------
Warrants shall represent such of the outstanding Warrants as shall be specified therein, and each Global Warrant shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and the Depositary in accordance with instructions given by the holder thereof. The Depository Trust Company ("DTC") shall act as the "Depositary" with respect to the Global Warrants
  ---                     ----------
until a successor shall be appointed by the Company and the Warrant Agent. Upon written request, a holder of Warrants may receive from the Warrant Agent or the Depositary definitive Warrant Certificates ("Definitive
                                                          ----------
Warrants") as set forth in Section 6 hereof.
--------

                  (b) Warrants sold in offshore transactions in reliance on Regulation S will initially be represented by one or more temporary, registered, global book-entry Warrants (each, a "Regulation S Temporary
                                                 ----------------------
Global Warrant") and shall bear a legend substantially to the effect set
--------------
forth in Exhibit A, which shall be deposited with the Warrant Agent, as
         ---------
custodian for the Depositary, and registered in the name of a nominee of DTC for credit to the accounts of Indirect Participants participating in DTC through Euroclear and Clearstream. During the One Year Restricted Period commencing on the day after the later of the offering date and the original Issue Date of the Units in the case of transfers by an owner of a beneficial interest in a Regulation S Temporary Global Warrant, beneficial interests in the Regulation S Temporary Global Warrant may be held only through Euroclear or Clearstream, and, pursuant to DTC's procedures, Indirect Participants that hold a beneficial interest in the Regulation S Temporary Global Warrant will not be able to transfer such interest to a person that takes delivery thereof in the form of a beneficial interest in the Global Warrant. Within a reasonable time after the expiration of the One Year Restricted Period, the Regulation S Temporary Global Warrants will be exchanged for one or more permanent global securities (the "Regulation S Permanent Global Warrants"),
                                  --------------------------------------

upon delivery to DTC of certification of compliance with the transfer restrictions applicable to the Warrants and pursuant to Regulation S as provided in this Agreement. After the One Year Restricted Period, (i) beneficial interests in the Regulation S Permanent Global Warrants may be transferred to a person that takes delivery in the form of an interest in the Global Warrants and (ii) beneficial interests in the Global Warrants may be transferred to a person that takes delivery in the form of an interest in the Regulation S Permanent Global Warrants, provided, in each case, that the
                                            --------
certification requirements described in Section 6 hereof are complied with.

                  SECTION 3. Execution of Warrant Certificates. Warrant
                             ---------------------------------
Certificates shall be signed on behalf of the Company by its Chairman of the Board, President, Chief Executive Officer, a Vice President, Treasurer, an Assistant Treasurer or Chief Financial Officer and by a Vice President, its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of any such present or future officer and may be imprinted or otherwise reproduced on the Warrant Certificates.

                  In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

                  Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

                  SECTION 4. Registration and Countersignature. The Warrants
                             ---------------------------------
shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Warrant Agent in the Borough of Manhattan, City of New York (the "Warrant Register") as they are issued.
                                  ----------------

                  Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, Chief Executive Officer, a Vice President, the Treasurer, an Assistant Treasurer, Chief Financial Officer, Secretary or an Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall thereafter countersign and deliver Warrants as otherwise provided in this Agreement.

                  The Company and the Warrant Agent may deem and treat the registered holders (the "Holders" or "Warrantholders") of the Warrant
                         -------      --------------
Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  SECTION 5. Transfer and Exchange of Warrants. The Warrant
                             ---------------------------------
Agent shall from time to time, subject to the limitations of Section 6, register the transfer of any outstanding Warrants upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant

Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged.

                  Upon registration of transfer, the Company shall execute and the Warrant Agent shall countersign and deliver by certified mail a new Warrant Certificate or Certificates to the persons entitled thereto. The Warrant Certificates may be exchanged at the option of the Holder thereof, when surrendered at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in New York, New York for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.

                  No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.

                  SECTION 6.  Registration of Transfers and Exchanges.
                              ---------------------------------------

                  (a)      Transfer and Exchange of Warrants. When Warrants
                           ---------------------------------
 are presented to the Warrant Agent with a request:

                  (i)      to register the transfer of the Warrants; or

                 (ii) to exchange such Definitive Warrants for an equal number of Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if (and may refuse to register any transfer or exchange unless) the requirements under this Agreement as set forth in this Section 6 for such transactions are met; provided, however, that the Warrants presented or
                           --------  -------
surrendered for registration of transfer or exchange:

         (x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the holder thereof or by his or her attorney, duly authorized in writing; and

         (y) in the case of Warrants the offer and sale of which have not been registered under the Securities Act, such Warrants shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable, it being understood, however,
                                                                 -------
                  that the Warrant Agent need not determine which clause (A) through (F) below is applicable:

                  (A) if such Warrant is being delivered to the Warrant Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit C hereto); or
                                       ---------

                  (B) if such Warrant is being transferred to a qualified institutional buyer (as defined in
                           Rule 144A under the Securities Act ("Rule 144A"))
                                                                ---------
                           (a "QIB") in accordance with Rule 144A or pursuant
                               ---
                           to an exemption from registration in accordance with Rule 144 or Regulation S under the
                           Securities Act, a certification to that effect
                           (in substantially the form of Exhibit C hereto);
                                                         ---------
                           or

                  (C) if such Warrant is being transferred to an institutional accredited investor within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7)
                           of Rule 501 under the Securities Act (an
                           "Institutional Accredited Investor"), delivery by
                            ---------------------------------
                           the transferor of a certification to that effect
                           (in substantially the form of Exhibit C hereto), and
                                                         ---------
                           delivery of a Transferee Letter of Representation
                           in connection with Transfers to Institutional Accredited Investors (in substantially the form of Exhibit D hereto) and an opinion of counsel and/or
                           ---------
                           other information reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (D)      if such Warrant is being transferred in reliance
                           on Regulation S under the Securities Act,
                           delivery by the transferor of a certification to that effect (in substantially the form of Exhibit C
                                                                     ---------
                           hereto), and a Transferee Letter of
                           Representation in connection with Transfers
                           pursuant to Regulation S in the form of Exhibit E
                                                                   ---------
                           hereto; or

                  (E) if such Warrant is being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of (i) a certification from the transferor to that effect (in substantially the form of Exhibit C hereto), and (ii) an opinion of
                                   ---------
                           counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (F) if such Warrant is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto), and an opinion of counsel from
                           ---------
                           the transferee or transferor reasonably
                           acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

                  (b)      Restrictions on Transfer of a Definitive Warrant
                           ------------------------------------------------
for a Beneficial Interest in a Global Warrant. A Definitive Warrant may not
---------------------------------------------
be transferred by a holder for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

                  (i) certification from such holder (in substantially the form of Exhibit C hereto) that such
                                       ---------
                           Definitive Warrant is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

                 (ii) written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrant Shares represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall upon written instructions from the Company authenticate a new Global Warrant in the appropriate amount.

                  (c)      Transfer or Exchange of Global Warrants. The
                           ---------------------------------------
transfer or exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Section 6, the Private Placement Legend set forth in Exhibit A, the other provisions of
                                          ---------
this Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

                  (d)      Transfer or Exchange of a Beneficial Interest in
                           ------------------------------------------------
a Global Warrant for a Definitive Warrant.
-----------------------------------------

                  (i) Any Person having a beneficial interest in a Global Warrant may transfer or exchange such beneficial interest for a Definitive Warrant upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Warrant, including a written order containing registration instructions and the following additional information and documents:

                  (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit C); or
                                   ---------

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certification from the transferor to that effect (in substantially the form of Exhibit C); or
                                   ---------

                  (C) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery by the transferor of a certification to that effect (in substantially the form of Exhibit C
                                                                ---------
                           hereto), and delivery of a Transferee Letter of Representation in connection with Transfers to Institutional Accredited Investors to that effect (in substantially the form of Exhibit D) and an
                                                         ---------
                           opinion of
                           counsel and/or other information reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (D) if such beneficial interest is being transferred in reliance on Regulation S under the Securities Act, delivery of (i) a certification to that effect (in substantially the form of Exhibit C
                                                                ---------
                           hereto) and (ii) a Transferee Letter of
                           Representation in connection with Transfers
                           pursuant to Regulation S in the form of Exhibit E
                                                                   ---------
                           hereto; or

                  (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) an opinion of counsel
                           ---------
                           reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto) and
                                                         ---------
                           an opinion of counsel and/or other information reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act (if such transfer is made specifically pursuant to Regulation S, the transferor must also deliver a Letter of Representation in connection with Transfers pursuant to Regulation S in substantially the form of Exhibit E hereto),
                              ---------

then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate amount of the Global Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of a countersignature order in the form of an officers' certificate (a certificate signed by two officers of the Company, one of whom must be the principal executive officer, principal financial officer or principal accounting officer) (an "Officers' Certificate"), the Warrant Agent will
                         ---------------------
countersign and deliver to the transferee a Definitive Warrant.

                 (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Direct or Indirect Participants or otherwise, shall instruct the Warrant Agent in writing. The Warrant Agent shall deliver such Definitive Warrants to the Persons in whose names such Warrants are so registered and adjust the Global Warrant pursuant to paragraph (g) of this
                           Section 6.

                  (e)      Restrictions on Transfer or Exchange of Global
                           ----------------------------------------------
Warrants. Notwithstanding any other provisions of this Agreement (other than
--------
the provisions set forth in subsection (f) of this Section 6), a Global Warrant may not be transferred or exchanged as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (f)      Countersignature of Definitive Warrants in Absence
                           --------------------------------------------------
of Depositary. If at any time:
-------------

                  (i) the Depositary for the Global Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrants and a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

                 (ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants for all Global Warrants under this Agreement, then the Company will execute, and the Warrant Agent will, upon receipt of an Officers' Certificate requesting the countersignature and delivery of Definitive Warrants, countersign and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of Warrants represented by the Global Warrant, in exchange for such Global Warrant.

                  (g)      Cancellation or Adjustment of a Global Warrant.
                           ----------------------------------------------
At such time as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Company or, upon written order to the Warrant Agent in the form of an Officers' Certificate from the Company, retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant by the Warrant Agent to reflect such reduction.

                  (h)      Legends.
                           -------

                  (i)      Private Placement Legend. Except as permitted by
                           ------------------------
                           the following sentence, each Warrant Certificate evidencing the Warrants (and all Warrants issued in exchange therefor or substitution thereof and, if the Company deems appropriate, Warrant Shares issuable upon exercise of the Warrants) shall bear a legend substantially to the effect set forth in Exhibit A. Upon any sale or transfer of a Warrant
                           ---------
                           or Warrant Share pursuant to Rule 144 under the Securities Act in accordance with this Section 6 or under an effective registration statement under the Securities Act, the Warrant Agent shall permit the holder of a Warrant to exchange such Warrant for a Definitive Warrant and the Company shall permit the holder of a Warrant Share to exchange such Warrant Share for a share of Common Stock, in each case, that does not bear the legend set forth in Exhibit A.
                                    ---------

                 (ii)      Unit Legend. Each Warrant issued prior to the
                           -----------
                           Separation Date shall bear a legend substantially to the effect set forth in Exhibit B(2).
                                                      ------------

                  (i)      Obligations with Respect to Transfers and
                           -----------------------------------------
Exchanges of Definitive and Global Warrants.
-------------------------------------------

                  (i) To permit registrations of transfers and exchanges, the Company shall execute, at the Warrant Agent's request, and the Warrant Agent shall authenticate Definitive and Global Warrants.

                 (ii) All Definitive and Global Warrants issued upon any registration, transfer or exchange of Definitive and Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Definitive and Global Warrants surrendered upon the registration of transfer or exchange.

                (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

                  SECTION 7. Terms of Warrants; Exercise of Warrants.
                             ---------------------------------------
Subject to the terms of this Agreement each Warrantholder shall have the right, which may be exercised commencing on or after the Separation Date and until the earlier of (1) the Deadline (as defined in the Indenture) if the Solution Assumption has not been consummated on or before such date or
(2) 5:00 p.m., New York City time, on July 15, 2009 (the "Expiration Date"),
                                                          ---------------
to receive from the Company upon the exercise of each Warrant the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as defined) for such Warrant Shares. Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

                  The price per share at which Warrant Shares shall be purchasable upon exercise of Warrants (the "Exercise Price") shall be equal
                                            --------------
to $7.59, subject to adjustment pursuant to Section 13. A Warrant may be exercised upon surrender at the office or agency of the Company maintained for such purpose, which initially will be at the principal office of the Company, of the Warrant Certificate or Certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof (the "Election to Exercise") duly filled in and signed, which signature
      --------------------
shall be guaranteed in accordance with the provisions set forth in the Warrant Certificate.

                  The "Exercise Date" for a Warrant shall be the date when
                       -------------
all of the items referred to in the immediately preceding sentence and the next paragraph are received by the Warrant Agent at or prior to 9 a.m., New York City time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in such sentence are received after 11 a.m.,

New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in such sentence are received by the Warrant Agent at or prior to 5 p.m., New York City time, on the Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

                  The Warrants may be exercised by surrendering to the Company the Warrants to be exercised with the accompanying form of election to purchase properly completed and executed, together with payment of the Exercise Price. Payment of the Exercise Price may be made at the Holder's election (i) in cash in United States dollars by wire transfer or by certified or official bank check to the order of the Company or (ii) by the surrender of one or more Warrant Certificates (and without the payment of the Exercise Price in cash) in exchange for a number of shares of the Company's Common Stock equal to the product of (a) the number of shares of the Company's Common Stock for which such Warrant is exercisable as of the Exercise Date (if the Exercise Price were being paid in cash), and (b) the Cashless Exercise Ratio (the "Cashless Exercise"). The "Cashless Exercise
                              -----------------         -----------------
Ratio" shall equal a fraction, the numerator of which is the excess of the
-----
Current Market Value per share of the Company's Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Company's Common Stock on the Exercise Date. Upon surrender of a Warrant Certificate representing more than one Warrant, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the product of the number of shares of the Company's Common Stock issuable in respect of those Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement are applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby.

                  "Current Market Value" per share of any class of Common
                   --------------------
Stock of the Company at any date shall mean:

                  (1) if no class of Common Stock is then registered under the Exchange Act and traded on a national securities exchange or on the Nasdaq National Market System,

                           (a) the value of such class of Common Stock,
                  determined in good faith by the board of directors of the Company and certified in a board resolution, taking into account the most recently completed arms-length transaction between the Company and a Person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or

                           (b) if no such transaction shall have occurred on
                  such date or within such six-month period, the fair market value of the security as determined by a nationally recognized Independent Financial Expert; provided,
                                                           --------
                  however, that, in the case of the calculation of Current
                  -------
                  Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the board of directors, a reasonable determination of value may be utilized, or

                  (2) (a) if any class of Common Stock is then registered under the Exchange Act and traded on a national securities exchange or on the Nasdaq National Market System, the average of the daily closing sales prices of such class of Common Stock for the 20 consecutive trading days immediately preceding such date, or

                           (b) if such class of Common Stock has been
                  registered under the Exchange Act and traded on a national securities exchange or on the Nasdaq National Market System for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (2)(a) and (2)(b), as certified to the Warrant Agent by the Chief Executive Officer, the President, any Executive Vice President or the Chief Financial Officer or Treasurer of the Company. The closing sales price of each such trading day shall be the closing sales price, regular way, on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day.

                  Subject to the provisions of Section 6 hereof, upon such surrender of Warrants, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Warrantholder may designate a certificate or certificates for the number of Warrant Shares issuable upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the Exercise Date. At the election of the Company with the consent of the holder of record of the relevant Warrant Shares, Warrant Shares may initially be issued in global form (the "Global Shares"). Such Global Shares shall
                            -------------
represent such of the outstanding Warrant Shares as shall be specified therein and each Global Share shall provide that it represents the aggregate amount of outstanding Warrant Shares from time to time endorsed thereon and that the aggregate amount of outstanding Warrant Shares represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Share to reflect any increase or decrease in the amount of outstanding Warrant Shares represented thereby shall be made by the registrar for the Warrant Shares and the Depositary (referred to below) in accordance with instructions given by the holder thereof. DTC shall (if possible) act as the Depositary with respect to the Global Shares until a successor shall be appointed by the Company and the registrar for the Warrant Shares.

                  The Warrants shall be exercisable only in whole. In the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrants evidenced thereby at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to this Agreement, and the Company, whenever required by the Warrant Agent, will promptly supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose. Holders of Warrants will be able to exercise their Warrants only if a registration statement relating to the Warrant Shares underlying the Warrants is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants or other persons to whom it is proposed that Warrant Shares be issued on exercise of the Warrants reside.

                  All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner consistent with the Warrant Agent's customary procedure for such disposal and in a manner reasonably satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised.

                  The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

                  SECTION 8. Payment of Taxes. The Company will pay all
                             ----------------
documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company
                                      --------  -------
shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  SECTION 9. Rules 144 and 144A. The Company covenants that
                             ------------------
it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, it will, upon the request of any holder or beneficial owner of warrants, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act.

                  SECTION 10. Mutilated or Missing Warrant Certificates. In
                              -----------------------------------------
case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may at its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity also satisfactory to them.

                  SECTION 11. Reservation of Warrant Shares. The Company
                              -----------------------------
will at all times authorize and reserve and keep available, free from preemptive rights and free from all taxes, liens, charges and security interests, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy its obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

                  The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for
                   --------------
any shares of the Company's Capital Stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's Capital Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to (1) instruct such Transfer Agent to make the appropriate book entries and (2) requisition from time to time from such Transfer Agent the stock certificates, if any, required to honor outstanding Warrants upon exercise thereof, in each case in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes, if necessary, and will provide or otherwise make available any cash which may be payable as provided in
Section 14. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each holder pursuant to Section 15 hereof.

                  The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants made in accordance with the terms of this Agreement will, upon issuance, be duly and validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Company will take no action to increase the par value of the Common Stock to an amount in excess of the Exercise Price, and the Company will not enter into any agreements inconsistent with the rights of Holders hereunder. The Company will use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.

                  SECTION 12. Obtaining Stock Exchange Listings. The Company
                              ----------------------------------
will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America (including the Nasdaq National Market System), if any, on which the Company's Common Stock is then listed. In the event that, at any time during the period in which the Warrants are exercisable, the Common Stock is not listed on any principal securities exchanges or markets within the United States of America, the Company will use its best efforts to permit the Warrant Shares to be designated Portal securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in The Portal Market.

                  SECTION 13. Adjustment of Exercise Rate and Exercise
                              ----------------------------------------
Price. The number of Warrant Shares purchasable upon the exercise of each
-----
Warrant (the "Exercise Rate") and the Exercise Price are subject to
              -------------
adjustment from time to time upon the occurrence of the events enumerated in this Section 13. The Exercise Rate shall initially be 24.814 to 1.

                  (a)      Adjustment for Change in Capital Stock. If, after
                           --------------------------------------
the Issue Date, the Company:

                  (i) pays a dividend or makes a distribution on shares of any class of its Common Stock payable in shares of its Common Stock or other Capital Stock of the Company (except to the extent any such dividend results in the grant, issuance, sale or making of Distribution Rights or Distributions to holders of Warrants pursuant to Section 13(c));

                 (ii) subdivides or splits any of its outstanding shares of any class of Common Stock into a greater number of shares;

                (iii) combines any of its outstanding shares of Common Stock into a smaller number of shares; and

                 (iv) issues by reclassification of any class of its Common Stock any shares of any of its Capital Stock,

then the Exercise Rate in effect immediately prior to such action for each Warrant then outstanding shall be adjusted by multiplying the Exercise Rate in effect immediately prior to such action by a fraction (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such action and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such action or the record date applicable to such action, if any (regardless of whether the Warrants then outstanding are then exercisable); and the Exercise Price for each Warrant shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such event by such fraction. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. In the event that such dividend or distribution is not so paid or made or such subdivision, combination or reclassification is not effected, the Exercise Rate and Exercise Price shall again be adjusted to be the Exercise Rate and Exercise Price which would then be in effect if such record date or effective date had not been so fixed.

                  If after an adjustment a holder of a Warrant upon exercise of such Warrant may receive shares of two or more classes of Capital Stock of the Company, the Exercise Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Section 13 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Section 13.

                  (b)      Adjustment for Certain Sales of Common Stock
                           --------------------------------------------
Below Current Market Value. If, after the Issue Date, the Company (i) grants
--------------------------
or sells to any Affiliate of the Company (other than a subsidiary of the Company) or (ii) grants, sells or offers to grant or sell to all holders of Common Stock, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or of rights, options or warrants entitling them to subscribe for the Company's Common Stock or securities convertible into, or exchangeable or exercisable for, the Company's Common Stock (other than (1) pursuant to the exercise of the Warrants, (2) pursuant to any security convertible into, or exchangeable or exercisable for, shares of Common Stock outstanding as of the Issue Date,
(3) upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable security as to which upon the issuance thereof an adjustment pursuant to this Section 13 has been made or (4) upon the conversion, exchange or exercise of convertible, exchangeable or exercisable securities of the Company outstanding on the Issue Date (to the extent in accordance with the terms of such securities as in effect on such date), at a price below the then Current Market Value, then the Exercise Rate for each Warrant then outstanding shall be adjusted in accordance with the formula:

                           E1       =  E x      (O+N)
                                            --------------
                                            (O+(N x P/M))

and the Exercise Price shall be decreased (but not increased) in accordance with the following formula:

                           EP1      =       EP x     E
                                                -------
                                                     E1

where:

E1       =        the adjusted Exercise Rate for each Warrant then
                  outstanding;

E        =        the then current Exercise Rate for each Warrant
                  then outstanding;

EP       =        the then current Exercise Price per share for each
                  Warrant then outstanding;

EP1      =        the adjusted Exercise Price per share for each
                  Warrant then outstanding;

O        =        the number of shares of Common Stock outstanding
                  immediately prior to the sale of such Common Stock or issuance of securities convertible, exchangeable or exercisable for Common Stock;

N        =        the number of shares of Common Stock so sold or
                  the maximum stated number of shares of Common Stock issuable upon the conversion, exchange or exercise of any such convertible, exchangeable or exercisable securities, as the case may be;

P        =        the proceeds per share of Common Stock received by
                  the Company, which (i) in the case of shares of Common
                  Stock is the amount received by the Company in consideration for the sale and issuance of such shares; and (ii) in the case of securities convertible into or exchangeable or exercisable for shares of Common Stock is the amount received by the Company in consideration for the sale and issuance of such convertible or exchangeable or exercisable securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such convertible or exchangeable securities, payable to the Company upon exercise, conversion or exchange thereof; and

M        =        the Current Market Value as of the Time of
                  Determination or at the time of sale, as the case may be, of a share of Common Stock.

                  The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this paragraph (b) applies or upon consummation of the sale of Common Stock, as the case may be. To the extent that shares of Common Stock are not delivered after the expiration of such rights, warrants or options, the Exercise Rate and Exercise Price for each Warrant then outstanding shall be readjusted to the Exercise Rate and Exercise Price which would otherwise be in effect had the adjustment made upon the issuance of such rights, warrants or options been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights, warrants or options are not so issued, the Exercise Rate and Exercise Price for each Warrant then outstanding shall again be adjusted to be the Exercise Rate and Exercise Price which would then be in effect if such date fixed for determination of shareholders entitled to receive such rights, warrants or options had not been so fixed.

                  No adjustment shall be made under this paragraph (b) if the application of the formula stated above in this paragraph (a) would result in a value of E1 that is lower than the value of E.

                  No adjustment shall be made under this paragraph (b) for any adjustment which is the subject of paragraphs (a) and (e) of this
Section 13.

                  Notwithstanding the foregoing, no adjustment in the Exercise Price or Exercise Rate will be required in respect of: (a) the grant of any stock option or other stock incentive award pursuant to any stock option or stock incentive plan or arrangement in effect on the Issue Date or as disclosed in the Final Memorandum, (b) the grant of any stock option or stock incentive award at an exercise price at least equal to the then Current Market Value, (c) the grant of any other stock option or stock incentive award to any officer, director or employee of the Company or any of its Subsidiaries pursuant to any compensatory plan or arrangement that has been approved by the Company's board of directors, or (d) the exercise of any such option or award.

                  (c)      Adjustment upon Certain Distributions.
                           -------------------------------------

                  (i) If at any time after the Issue Date the Company grants, issues or sells options, any Convertible Security, or rights to purchase Capital Stock or other securities (other than Common Stock) pro
                                                                     ---
rata to the record holders of a series of Common Stock ("Distribution
----                                                     ------------
Rights") or, without duplication, makes any distribution (other than a
------
distribution pursuant to a plan of liquidation) (a "Distribution") on shares
                                                    ------------
of Common Stock (whether in cash, property, evidences of indebtedness, or otherwise), then the Exercise Rate shall be adjusted in accordance with the formula:


                  E1       =        E x (M/(M-F))

and the Exercise Price shall be decreased (but not increased) in accordance with the following formula:


                  EP1      =        EP x    E
                                        ------
                                            E1
where:

E1       =        the adjusted Exercise Rate for each Warrant then outstanding;

E        =        the current Exercise Rate for each Warrant then outstanding;

EP       =        the then current Exercise Price per share for each Warrant then outstanding;

EP1      =        the adjusted Exercise Price per share for each Warrant then outstanding;

M        =        the Current Market Value per Warrant Share at the Time of
                  Determination;

F        =        the fair market value at the Time of Determination of
                  such portion of the options, Convertible Securities, Capital Stock or other securities, cash, property or assets distributable pursuant to such Distribution Rights or Distribution per share of outstanding Common Stock.

                  The adjustment shall become effective immediately after the Time of Determination with respect to the shareholders entitled to receive the options, Convertible Securities, warrants, cash, property, evidences of indebtedness or other securities or assets to which this paragraph (c)(i) applies. No adjustment shall be made under this paragraph
(c) if the application of the formula stated above in this paragraph (c)(i) would result in a value of E1 that is lower than the value of E. This paragraph (c)(i) does not apply to any securities or distributions which result in an adjustment pursuant to paragraphs (a) or (b) of this Section 13.

                 (ii) Notwithstanding the provisions of paragraph (c)(i) of this Section 13, cash dividends paid by the Company on its Common Stock in the ordinary course of business that would otherwise give rise to an adjustment pursuant to Section 13(c)(i) shall not give rise to such adjustment to the extent such dividends do not exceed the lower of
(x) $10 million per calendar year and (y) $0.04 per share.

                 (iii) Notwithstanding the provisions of paragraph (c)(i) of this Section 13, an event which would otherwise give rise to an adjustment pursuant to Section 13(c)(i) shall not give rise to such adjustment if the Company grants, issues or sells Distribution Rights to the Holders of Warrants or includes the holders of the Warrants in such Distribution, in each case on a pro rata basis, assuming for the purpose of this Section
               --- ----
13(c)(ii) that (x) all outstanding shares of Common Stock are of one class and (y) the Warrants had been exercised.

                 (iv) Notwithstanding anything to the contrary set forth in this Section 13(c), if, at any time, the Company makes any distribution pursuant to any plan of liquidation (a "Liquidating Distribution") on shares
                                        ------------------------
of Common Stock (whether in cash, property, evidences of indebtedness or otherwise), then, subject to applicable law, the Company shall make to each Holder of Warrants the aggregate Liquidating Distribution which such Holder would have acquired if such Holder had held the maximum number of shares of Common Stock acquirable upon the complete exercise of each Holder's Warrants (regardless of whether the Warrants are then exercisable) immediately before the Time of Determination of shareholders entitled to receive Liquidating Distributions.

                  (d)      Notice of Adjustment. Whenever the Exercise Rate
                           --------------------
and Exercise Price are adjusted, the Company shall promptly mail to holders of Warrants then outstanding at the addresses appearing on the Warrant Register a notice of the adjustments. The Company shall file with the Warrant Agent and any other registrar such notice, an Officers' Certificate and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificates shall be conclusive evidence that the adjustment is correct, absent manifest error and the Warrant Agent may rely conclusively on anything contained in this certificate. Neither the Warrant Agent nor any such registrar shall be under any duty or responsibility with respect to any such certificate except to exhibit the same during normal business hours to any holder desiring inspection thereof.

                  (e)      Reorganization of Company; Fundamental Transaction.
                           ---------------------------------------------------

                  (i) If the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another person or group of affiliated persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (a "Fundamental Transaction"), as a condition to consummating any such
 -----------------------
transaction the person formed by or surviving any such consolidation or merger if other than the Company or the person to whom such transfer has been made (the "Surviving Person") shall enter into a supplemental warrant
                ----------------
agreement. The supplemental warrant agreement shall provide (a) that the holder of a Warrant then outstanding may exercise the Warrant for the kind and amount of securities, cash or other assets which such holder would have received immediately after the Fundamental Transaction if such holder had exercised the Warrant immediately before the effective date of the transaction (regardless of whether the Warrants are then exercisable and without giving effect to the Cashless Exercise option), assuming (to the extent applicable) that such holder (i) was not a constituent person or an affiliate of a constituent person to such transaction, (ii) made no election with respect thereto, and (iii) was treated alike with the plurality of non-electing holders, and (b) that the Surviving Person shall succeed to and be substituted to every right and obligation of the Company in respect of this Agreement and the Warrants. The supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13. The
Surviving Person shall mail to holders of Warrants at the addresses appearing on the Warrant Register a notice briefly describing the supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Warrants is an affiliate of the Surviving Person, that issuer shall join in the supplemental warrant agreement.

                 (ii) Notwithstanding the foregoing, if the Company enters into a Fundamental Transaction with another Person (other than a subsidiary of the Company) and consideration is payable to holders of shares of Capital Stock (or other securities or property) issuable or deliverable upon exercise of the Warrants that are exercisable in exchange for such shares in connection with such Fundamental Transaction which consideration consists solely of cash assuming (to the extent applicable) that each such holder
(i) was not a constituent person or an affiliate of a constituent person to such transaction, (ii) made no election with respect thereto, and (iii) was treated alike with the plurality of non-electing holders, then the holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of such shares (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the aggregate Exercise Price therefor. Upon receipt of such payment, if any, the rights of a holder of such Warrant shall terminate and cease and such holder's Warrants shall expire.

                (iii) If this paragraph (e) applies, it shall supersede the application of paragraph (a) of this Section 13.

                  (f)      Other Events. If any event occurs as to which the
                           ------------
provisions of this Section 13 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the board of directors of the Company, fairly and adequately protect the rights of the Warrantholders in accordance with the essential intent and principles of such provisions, then such board of directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such board of directors, to protect such rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing the Exercise Rate or decreasing the number of Warrant Shares issuable upon exercise of the Warrants.

                  (g)      Company Determination Final. Any determination
                           ---------------------------
that the Company or the board of directors of the Company must make pursuant to this Section 13 shall be conclusive, absent manifest error.

                  (h)      Warrant Agent's Adjustment Disclaimer. The
                           -------------------------------------
Warrant Agent shall have no duty to determine when an adjustment under this
Section 13 should be made, how it should be made or what it should be. The Warrant Agent shall have no duty to determine whether a supplemental warrant agreement under paragraph (e) need be entered into or whether any provisions of any supplemental warrant agreement are correct. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 13.

                  (i)      Specificity of Adjustment. Regardless of any
                           -------------------------
adjustment in the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

                  (j)      Voluntary Adjustment. The Company from time to
                           --------------------
time may increase the Exercise Rate by any number and for any period of time; provided, however, that such period is not less than 20 Business Days.
      --------  -------
Whenever the Exercise Rate is so increased, the Company shall mail to holders at the addresses appearing on the Warrant Register and file with the Warrant Agent a notice of the increase. The Company shall give the notice at least 15 days before the date the increased Exercise Rate takes effect. The notice shall state the increased Exercise Rate and the period it will be in effect. A voluntary increase in the Exercise Rate shall not change or adjust the Exercise Rate otherwise in effect as determined by this Section 13.

                  (k)      Multiple Adjustments. After an adjustment to the
                           --------------------
Exercise Rate for outstanding Warrants under this Section 13, any subsequent event requiring an adjustment under this Section 13 shall cause an adjustment to the Exercise Rate for outstanding Warrants as so adjusted.

                  (l)      When De Minimis Adjustment May Be Deferred. No
                           ------------------------------------------
adjustment in the Exercise Rate or Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate or price; provided, however, that any adjustments which by reason of
               --------  -------
the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made by the Company and shall be rounded to the sixth decimal place. No adjustment need be made for a change in the par value of the Common Stock and no adjustment shall be deferred beyond the date on which a Warrant is exercised.

                  (m)      Amendments of the Certificate of Incorporation.
                           ----------------------------------------------
The Company shall not amend its Certificate of Incorporation in a manner that adversely affects the holders of Warrants, without the prior consent of the holders of a majority of the Warrants outstanding (excluding Warrants held by the Company or any of its Affiliates), as determined in good faith by the Company's board of directors.

                  SECTION 14. Fractional Interests. The Company shall not be
                              --------------------
required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 14, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

                  SECTION 15. Notice of Certain Distributions; Certain
                              ----------------------------------------
Rights. The Company shall give prompt written notice to the Warrant Agent
------
and shall cause the Warrant Agent, on behalf of and at the expense of the Company to give to each Holder written notice of any determination to make a distribution to the holders of its Common Stock of any cash dividends, assets, debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities (other than Common Stock, or rights, options, or warrants to purchase Common Stock) of the Company the effect of which would require any adjustment pursuant to
Section 13 hereof, which notice shall state the nature and amount of such planned dividend or distribution and the record date therefor, and shall be received by the Holders at least 20 days prior to such record date therefor.

                  Except as expressly provided in this Agreement or in any Warrant Certificate, the holders of unexercised Warrants shall have no right to vote, to consent, to exercise any preemptive rights or to receive notice as shareholders of the Company in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or to exercise any rights whatsoever as shareholders of the Company.

                  SECTION 16. Notices to the Company and Warrant Agent. Any
                              ----------------------------------------
notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Agreement (until the Warrant Agent is otherwise notified in accordance with this Section 16 by the Company), as follows:

          Solutia Inc.                        copies to:
          575 Maryville Center Drive          Winston & Strawn
          P.O. Box 66760                      35 West Wacker Drive
          St. Louis, MO  63166-6760           Chicago, IL  60601-9903
          (if by courier, 63141)              Attn: R. Cabell Morris
          Attn: General Counsel

                  Any notice pursuant to this Agreement to be given by the Company or by any Holder(s) to the Warrant Agent shall be sufficiently given when received by the Warrant Agent at the address appearing below (until the Company is otherwise notified in accordance with this Section by the Warrant Agent).

          Mailing Address:                    Delivery Address:
          HSBC Bank USA                       HSBC Bank USA
          Issuer Services                     Issuer Services
          452 Fifth Avenue                    10 East 40th Street,14th Floor
          New York, NY 10018                  New York, New York 10016
          Attn: Harriet Drandoff              Attention: Harriet Drandoff
          Facsimile: (212) 525-1300           Facsimile (212) 525-1300

                  Any notice or communication to a holder shall be mailed by first class mail, postage prepaid, to its address shown on the register kept by the Warrant Agent.

                  SECTION 17. Supplements and Amendments. (a) From time to
                              --------------------------
time, the Company and the Warrant Agent, without the consent of the Holders of the Warrants, may amend or supplement this Agreement for certain purposes, including curing ambiguities, defects or inconsistencies or making any change that does not adversely affect the legal rights of any Holder. Any amendment or supplement to this Agreement that adversely affects the legal rights of the Holder of the Warrants will require the written consent of the Holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its Affiliates). The consent of each Holder of the Warrants affected will be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement) or any of the adjustment provisions in this Agreement would be changed in a manner that would have any such effect.

                  (b) After an amendment or modification under this
Section 17 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing such amendment or modification. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or modification.

                  In connection with any amendment or modification under this Section 17, the Company may offer, but shall not be obligated to offer, to any Holder who consents to such amendment or modification, consideration for such Holder's consent, so long as such consideration is offered to all Holders.

                  (c) Executed or true and correct copies of any amendment or modification effected pursuant to the provisions of this Section 17 shall be delivered by the Company to each Holder of outstanding Warrants or Warrant Shares forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Warrant Shares (but only to the extent the Company has been provided with the addresses for the Holders).

                  (d) Notwithstanding anything contained in this Agreement to the contrary, the Warrant Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Warrant Agent's own rights, duties, obligations or immunities under this Agreement.

                  SECTION 18. Concerning the Warrant Agent. The Warrant
                              ----------------------------
Agent undertakes the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

                  (a) The statements contained herein and in the Warrant Certificate shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or any action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

                  (b) The Warrant Agent shall be protected and shall not be responsible for and shall incur no liability to the Company or any Holder for any failure of the Company to comply with the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

                  (c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any attorney or agent appointed by it without gross negligence or willful misconduct.

                  (d) The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company or an employee of the Warrant Agent), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in accordance with the opinion or the advice of such counsel.

                  (e) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board, the President, one of the Vice Presidents, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent;
         and such certificate shall be full authorization to the Warrant
         Agent for any action taken or suffered by it under the provisions of this Agreement in reliance upon such certificate.

                  (f) The Company agrees to pay the Warrant Agent such compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement as may be separately agreed in writing, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement (including, without limitation, reasonable fees and expenses of counsel), and to indemnify the Warrant Agent and its agents, employees, directors, officers and affiliates and save it and them harmless against any and all liabilities, losses and expenses, including, without limitation, judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the acceptance and performance of its duties under this Agreement, except as a result of the Warrant Agent's gross negligence or bad faith, including, without limitation, the costs and expenses of defending against any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises including reasonable attorneys' fees and expenses. The provisions of this paragraph shall survive the resignation or removal of the Warrant Agent and the termination of this Agreement.

                  (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the holders, as their respective rights or interests may appear.

                  (h) The Warrant Agent and any stockholder, director, officer or employee ("Related Parties") of the Warrant Agent may
                               ---------------
         buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such director, officer or employee. Nothing herein shall preclude the Warrant Agent or any Related Party from acting in any other capacity for the Company or for any other legal entity including, without limitation, acting as Transfer Agent or as a lender to the Company or an affiliate thereof.

                  (i) The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions thereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith. No implied duties or obligations shall be read into this Agreement against the Warrant Agent.

                  (j) The Warrant Agent will be protected and will not incur any liability or responsibility to the Company or to any holder for any action taken, suffered or omitted by it in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, Chief Financial Officer, Treasurer, any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it without gross negligence or bad faith in accordance with instructions of any such officer or officers.

                  (l) By countersigning Warrant Certificates or by any other act hereunder the Warrant Agent shall not be deemed to make any representations as to validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise or tender of any Warrant, or as to the accuracy of the computation of the Exercise Price or the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant or the correctness of the representations of the Company made in any certifications that the Warrant Agent receives. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Exercise Price or the kind and amount of shares or other securities or any property receivable by holders of Warrants upon the exercise or tender of Warrants required from time to time, and the Warrant
         Agent shall have no duty or responsibility in determining the accuracy or correctness of any such calculation.

                  (m) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  SECTION 19. Change of Warrant Agent. The Warrant Agent may
                              -----------------------
resign and be discharged from its duties under this Agreement by giving to the Company 30 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the

Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any holder (who shall with such notice submit his Warrant for inspection by the Company), then any holder or the resigning or removed Warrant Agent may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or such a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having at the time of its appointment as warrant agent a combined capital and surplus of at least $50,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Failure to file any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the Company or the successor warrant agent shall mail by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

                  SECTION 20. Identity of Transfer Agent. Forthwith, the
                              --------------------------
Transfer Agent for the Common Stock, or any other shares of the Company's Capital Stock issuable upon the exercise of the Warrants shall be Equiserve Trust Company, N.A.

                  SECTION 21. SEC Reports and Other Information. Whether or
                              ---------------------------------
not the Company and the Subsidiary Guarantors (as defined in the Indenture) are then subject to Section 13(a) or 15(d) of the Exchange Act, from and after the Assumption Date, the Company and the Subsidiary Guarantors will electronically file with the SEC, so long as the Warrants are outstanding, the annual reports, quarterly reports and other periodic reports that the Company and the Subsidiary Guarantors would be required to file with the SEC pursuant to Section 13(a) or 15(d) if the Company and the Subsidiary Guarantors were so subject, and such documents will be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the
                                       ---------------------
Company and the Subsidiary Guarantors would be required to file such documents if the Company and the Subsidiary Guarantors were so subject, unless, in any case, such files are not then permitted by the SEC.

                  If such filings with the SEC are not then permitted by the SEC, or such filings are not generally available on the Internet free of charge, from and after the Assumption Date, the Company and the Subsidiary Guarantors will, without charge to the Holders, within 15 days of each Required Filing Date, transmit by mail to Holders, as their names and addresses appear in the note register, and file with the Warrant Agent copies of the annual reports, quarterly reports and other periodic reports that the Company and the Subsidiary Guarantors would be required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company and the Subsidiary Guarantors were subject to such Section 13(a) or 15(d) and, promptly upon written request, supply copies of such documents to any prospective Holder or beneficial owner at the Company's cost.

                  In addition, from and after the Solutia Assumption, the Company and the Subsidiary Guarantors will, for so long as any Warrants remain outstanding, furnish to the Holders of the Warrants and to securities analysts and prospective investors, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  SECTION 22. Successors. All the covenants and provisions
                              ----------
of this Agreement by or for the benefit of the Company, the Warrant Agent or any holder of Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  SECTION 23. Termination. This Agreement shall terminate on
                              -----------
the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised or redeemed pursuant to this Agreement or the Company's Certificate of Incorporation.

                  SECTION 24. Governing Law. This Agreement and each Warrant
                              -------------
Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and construed in accordance with the laws of said State, without regard to the conflict of law rules thereof.

                  SECTION 25. Benefits of This Agreement. Nothing in this
                              --------------------------
Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates from time to time any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

                  SECTION 26. Counterparts. This Agreement may be executed
                              ------------
in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                          [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                    SOLUTIA INC.


                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                    HSBC BANK USA,
                                      as Warrant Agent


                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                                                  Exhibit A

         THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE
         TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI")),

                  (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
         (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THE SECURITIES (THE FORM OF WHICH CAN BE OBTAINED FROM THE WARRANT AGENT) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

                  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

No. [  ]                                                    CUSIP # [      ]


                                   FORM OF

                        COMMON STOCK PURCHASE WARRANT
                                     OF
                                SOLUTIA INC.


                  THIS CERTIFIES THAT [          ], or its registered assigns,
is the registered holder of                Warrants (the "Warrants"). Each
                            --------------                --------
Warrant entitles the holder thereof (the "Holder"), at its option at any
                                          ------
time on or after the Separation Date and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Solutia Inc., a Delaware corporation (the "Company"), 24.814 shares of
                                           -------
Common Stock, par value $0.01 per share, of the Company at an exercise price per share equal to $7.59 (the "Exercise Price").
                               --------------

                  This Warrant Certificate shall terminate and become void as of the close of business on the earlier of (1) the Deadline if the Solutia Assumption does not occur on or before such date or (2) July 15, 2009 (the "Expiration Date") or, if earlier, upon the exercise hereof as to
           ---------------
all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement (as defined).

                  This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of July 9, 2002 (the "Warrant Agreement"),
                                                        -----------------
between the Company and HSBC Bank USA as Warrant Agent, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company and the Warrantholders. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company at Solutia Inc., 575 Maryville Center Drive, P.O. Box 66760,
St. Louis, MO 63166-6760, Attn: General Counsel.

                  Subject to the terms of the Warrant Agreement, the Warrants may be exercised upon surrender at the office or agency of the Company maintained for such purpose, which initially will be the issuer services office of the Warrant Agent in New York, New York, of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. The Exercise Price may be paid at the holder's election (i) in cash in United States dollars by wire transfer or by certified or official bank check to the order of the Company or (ii) by the surrender of one or more Warrant Certificates (and without the payment of the Exercise Price in cash) in exchange for a number of shares of the Company's Common Stock equal to the product of (a) the number of shares of the Company's Common Stock for which such Warrant is exercisable as of the Exercise Date (if the Exercise Price were being paid in cash), and (b) the Cashless Exercise Ratio. The "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value per share of the Company's Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Company's Common Stock on the Exercise Date. Upon surrender of a Warrant Certificate representing more than one Warrant, the number of shares of the Company's Common Stock deliverable upon a Cashless Exercise shall be equal to the product of the number of shares of the Company's Common Stock issuable in respect of those Warrants that the holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of the Warrant Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby.

                  The Warrants shall be exercisable only in whole. In the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrants evidenced thereby at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the Warrant Agreement, and the Company, whenever required by the Warrant Agent, will promptly supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

                  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent as such term is used in the Warrant Agreement.

                  As provided in the Warrant Agreement, the Exercise Rate and the Exercise Price are subject to adjustment upon the happening of certain events.

                  The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay
          --------  -------
any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

                  All Warrant Shares issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

                  The Company and the Warrant Agent may deem and treat Holders of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  The Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.


                                    SOLUTIA INC.


                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:


DATED:

COUNTERSIGNED:

HSBC BANK USA,
as Warrant Agent


By:
    ------------------------------------
    Authorized Signature

                 FORM OF ELECTION TO PURCHASE WARRANT SHARES
               (to be executed only upon exercise of Warrants)

                                SOLUTIA INC.

                  The undersigned hereby irrevocably elects to exercise
                   Warrants on the terms and conditions specified in the
------------------
Warrant Certificate and the Warrant Agreement, surrenders this Warrant Certificate and all right, title and interest therein to Solutia Inc. and directs that the Warrant Shares deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:             ,
      ------------  ----

Your Signature.
               --------------------------------------------------------------
               (Sign exactly as your name appears on the face of this Warrant Certificate)

-----------------------------------------------------------------------------
                              (Street Address)

-----------------------------------------------------------------------------
(City)                                 (State)                     (Zip Code)

Signature Guaranteed by:


----------------------------------------------------------
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

                               ASSIGNMENT FORM


To assign this Warrant, fill in the form below:

I or we assign and transfer this Warrant to

(Print or type assignee's name, address and zip code)

(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Warrant
on the books of the Company. The agent may substitute another to act for him.

------------------------------------------------------------------------------

Date:
      ------------------------

Your Signature:
                --------------------------------------------------------------
                (Sign exactly as your name appears on the face of this Warrant Certificate)

Signature Guaranteed by:


------------------------------------------------
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security
Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                 Exhibit B(1)

                           [GLOBAL WARRANT LEGEND]


                  Any Global Warrant countersigned and delivered hereunder shall bear a legend in substantially the following form:

         THIS SECURITY IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                 Exhibit B(2)

                                [UNIT LEGEND]


                  Any Warrant issued on or after the Issue Date and prior to the Separation Date shall bear the legend set forth in the following paragraph:

                  THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF THE 11.25% SENIOR SECURED NOTES DUE 2009 OF SOI FUNDING CORP., (THE "NOTES") AND ONE WARRANT (EACH, A "WARRANT" AND COLLECTIVELY, THE "WARRANTS"), EACH WARRANT INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 24.814 SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF SOLUTIA INC. (THE "COMMON STOCK"). PRIOR TO THE SEPARATION DATE, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES.

                                                                     Exhibit C

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF WARRANTS


Re:      Warrants to Purchase Common Stock (the "Warrants") of Solutia Inc.
                                                 --------

                  This Certificate relates to            Warrants held by
                                              ----------
                 (the "Transferor").
----------------       ----------

                  The Transferor has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

                  In connection with such request and in respect of each such Warrant, the Transferor hereby certifies that the Transferor is familiar with the Warrant Agreement dated as of July 9, 2002, between Solutia Inc., a Delaware corporation, and HSBC Bank USA, as warrant agent (the "Warrant Agreement"), relating to the above captioned Warrants and the
      -----------------
restrictions on transfers thereof as provided in Section 6 of such Warrant Agreement, and that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the "Act"),
                                                                ---
because*:

                  / / Such Warrant is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 6(a)(y)(A) of the Warrant Agreement).

                  / / Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Act) in reliance on Rule 144A or is being transferred in accordance with Regulation S under the Act.

                  / / Such Warrant is being transferred in accordance with Rule 144 under the Act.

                  / / Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act, other than Rule 144A or Rule 144 or Regulation S under the Act. An opinion of counsel to the effect that such transfer does not require registration under the Act accompanies this Certificate.

                                             ---------------------------------
                                             [INSERT NAME OF TRANSFEROR]


                                             By:
                                                 -----------------------------


Date:
      -----------------------------

      *Check applicable box.

                                                                    Exhibit D


                [Form of Transferee Letter of Representation in Connection with Transfers to Institutional Accredited Investors]


HSBC Bank USA.
452 Fifth Avenue
New York, NY 10018
Attn: Harriet Drandoff


Ladies and Gentlemen:

                  In connection with our proposed purchase of warrants to purchase Common Stock, par value $0.01 per share (the "Securities"), of
                                                       ----------
Solutia Inc. (the "Company"), we confirm that:
                   -------

                  1. We understand that the Securities have not been
         registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be offered,
          --------------
         sold or otherwise transferred except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor Securities) (the
         "Resale Restriction Termination Date") only (a) to the Company,
          -----------------------------------
         (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the
         Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer as defined in Rule 144A (a "QIB") that
                                                         ---
         purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the
         Securities Act, (e) to an institutional "accredited investor"
         within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7)
         of Rule 501 under the Securities Act that is acquiring the
         Securities for its own account or for the account of such an institutional "accredited investor", for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the warrant agent under the Warrant Agreement pursuant to which the Securities were issued (the "Warrant Agent") which shall provide, among other
                           -------------
         things, that the transferee is an
         institutional "accredited investor" within the meaning of subparagraph
         (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities
         Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. The Warrant Agent and the Company reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (c), (d), (e) or (f) above to require the delivery of a written opinion of counsel, certifications, and or other information satisfactory to the Company and the Warrant Agent.

                  2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor", and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

                  3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

                  4. You and your counsel are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                           Very truly yours,


                                           ----------------------------------
                                           (Name of Purchaser)


                                           By:
                                               ------------------------------

                                           Date:
                                                 ----------------------------


                  Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:
      ---------------------------------

Address:
         ------------------------------

Taxpayer ID Number:
                    -------------------

                                                                    Exhibit E


                [Form of Transferee Letter of Representation in Connection with Transfers Pursuant to Regulation S]



HSBC Bank USA.
452 Fifth Avenue
New York, NY 10018
Attn: Harriet Drandoff

Ladies and Gentlemen:

                  In connection with our proposed purchase of warrants (the "Securities") to purchase Common Stock, par value $0.01 per share, of
 ----------
Solutia Inc. (the "Company"), we confirm that such sale has been effected
                   -------
pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent
                       --------------
that:

                  (1) The undersigned certifies that it is not a U.S. person and is not acquiring the Securities for the account or benefit of any U.S. person.

                  (2) The undersigned agrees to resell the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933 or pursuant to an available exemption from registration.

                  (3) The undersigned agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

                  You and your counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S under the Securities Act.

                                 Very truly yours,

                                 (Name of Purchaser)

                                 By:
                                     ------------------------------------

                  Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:



Name:
      ---------------------------------

Address:
         ------------------------------

Taxpayer ID Number:
                    -------------------



                                    E-2